Exhibit 7.02

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the “Amendment”) is made and entered into effective as of August 25, 2017 by and among the stockholders of JWM Family Enterprises, Inc., a Delaware corporation (the Corporation”), who are signatories hereto and who hold in the aggregate 75% of more of the Class A Stock and 75% or more of the Class B Stock (the “Requisite Stockholders”) and the Corporation.. Terms used but not defined in this Amendment shall have the meanings assigned to them in the Existing Agreement (as defined below).

RECITALS

WHEREAS, J. Willard Marriott, Jr., Deborah Marriott Harrison, the Juliana B. Marriott Marital Trust, John Willard Marriott III, and David Sheets Marriott are the legal and beneficial owners of all the issued and outstanding shares of Class A Stock of the Corporation;

WHEREAS, the Deborah Marriott 1974 Trust, the John Willard Marriott III 1974 Trust, the David Sheets Marriott 1974 Trust, Jennifer Rae Jackson, Ashley Elizabeth Samuelian, and Stephen Blake Marriott are the legal and beneficial owners of all the issued and outstanding shares of Class B Stock of the Corporation;

WHEREAS, effective as of April 19, 1993, all the stockholders of the Corporation entered into a stockholders agreement to provide for certain rights and obligations regarding the Stock of the Corporation, which agreement was originally amended and restated as of May 17, 2006;

WHEREAS, the stockholders agreement was further amended and restated by the Second Amended and Restated Stockholders Agreement, dated September 30, 2013, by and among J. Willard Marriott, Jr., Deborah Marriott Harrison, the Estate of Stephen Garff Marriott, John Willard Marriott III, David Sheets Marriott, Jennifer Rae Jackson, Ashley Elizabeth Samuelian, Stephen Blake Marriott, the Deborah Marriott 1974 Trust, the John Willard Marriott III 1974 Trust, the David Sheets Marriott 1974 Trust and the Corporation (the “Existing Agrement”);

WHEREAS, pursuant to Section 9.4 of the Existing Agreement, the Existing Agreement may be amended by those Stockholders holding 75% of more of the Class A Stock and those Stockholders holding 75% or more of the Class B Stock; and

WHEREAS, the Requisite Stockholders believe that it is in the best interests of the Corporation and its stockholders to amend further the Existing Agrement as set forth herein.

NOW THEREFORE, in consideration of the foregoing, of the mutual promises of the parties contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.	Effective as of the date hereof, Section 4.1(a)(2) of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

(2) to elect to the Board of Directors one nominee of each of the Original Voting Stockholders other than J. Willard Marriott, Jr. so long as there is an eligible nominee (as described below) with respect to such Original Voting Stockholder (each, an “Original Voting Stockholder Nominee”) as follows: (A) with respect to Deborah Marriott Harrison, Deborah Marriott Harrison or one of her lineal descendants who is age 21 or older so long as Deborah Marriott Harrison or at least one of her lineal descendants is living, competent and age 21 or older; (B) with respect to Stephen Garff Marriott, one of his lineal descendants who is age 21 or older so long at least one of his lineal descendants is living, competent and age 21 or older; (C) with respect to John Willard Marriott III, John Willard Marriott III or one of his lineal descendants who is age 21 or older so long John Willard Marriott III or at least one of his lineal descendants is living, competent and age 21 or older; and (D) with respect to David Sheets Marriott, David Sheets Marriott or one of his lineal descendants who is age 21 or older so long as David Sheets Marriott or at least one of his lineal descendants is living, competent and age 21 or older; provided that if more than one eligible nominee with respect to a particular Original Voting Stockholder receives votes, then the eligible nominee who receives the most votes shall serve on the Board of Directors until a successor has been elected and qualified; and

2.	Except as modified hereby, the Existing Agreement and its terms and provisions are hereby ratified and confirmed for all purposes and in all respects. Any capitalized terms used herein but not defined shall have the same meaning given such terms in the Existing Agreement.

3.	This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment as of the dates indicated below.

JWM FAMILY ENTERPRISES, INC.

By:	/s/ Kevin M. Kimball
Kevin M. Kimball
President & CEO

/s/ J. Willard Marriott, Jr.
J. Willard Marriott, Jr.

/s/ Deborah Marriott Harrison
Deborah Marriott Harrison

The Juliana B. Marriott Marital Trust

By:	/s/ Juliana B. Marriott
Juliana B. Marriott
Trustee

By:	/s/ David S. Marriott
David S. Marriott
Trustee

By:	/s/ Bradley H. Colton
Bradley H. Colton
Trustee

/s/ David Sheets Marriott
David Sheets Marriott

Signature Page to First Amendment to Second A&R Stockholders Agreement

The Deborah Marriott 1974 Trust

By:	/s/ Donna G. Marriott
Donna G. Marriott
Trustee

By:	/s/ Ralph W. Hardy, Jr.
Ralph W. Hardy, Jr.
Trustee

The John Willard Marriott III 1974 Trust

By:	/s/ Donna G. Marriott
Donna G. Marriott
Trustee

By:	/s/ Ralph W. Hardy, Jr.
Ralph W. Hardy, Jr.
Trustee

The David Sheets Marriott 1974 Trust

By:	/s/ Donna G. Marriott
Donna G. Marriott
Trustee

By:	/s/ Ralph W. Hardy, Jr
Ralph W. Hardy, Jr.
Trustee

/s/ Jennifer Rae Jackson
Jennifer Rae Jackson

/s/ Ashley Elizabeth Samuelian
Ashley Elizabeth Samuelian

/s/ Stephen Blake Marriott
Stephen Blake Marriott

Signature Page to First Amendment to Second A&R Stockholders Agreement